EXHIBIT 99.1

LHC Group announces senior management change

LAFAYETTE, La., Nov. 26, 2019 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced that Donald D. Stelly, the Company’s president and chief operating officer, will step down on December 31, 2019 while continuing to serve as an advisor to LHC Group. Keith Myers, LHC Group’s chairman and chief executive officer, will assume the role of president.

“I appreciate Don’s many contributions to the company and look forward to continuing to work with him in this new role,” said Mr. Myers. “We have developed a deep bench and one of the strongest clinical and operational teams in the industry with an average of over 25 years of healthcare experience across our senior management and divisional leadership team. As we often say, our growing team of more than 32,000 dedicated healthcare professionals throughout the country who consistently deliver high-quality care to the growing number of patients, families, and communities we are privileged to serve, have been and will continue to be the key to our success.”

Mr. Stelly added, “I sincerely want to thank Keith, the board, and my fellow colleagues for their support and encouragement over the past 14 years at LHC Group. Together, we have built a strong and experienced team with industry leading quality and patient satisfaction scores, and a national in-home healthcare platform. It has been my distinct privilege to lead and serve the talented and committed professionals who care for our patients and families, and I look forward to continuing to contribute to the success of LHC Group.”

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing high-quality and affordable healthcare services to patients in the privacy and comfort of the home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 350 leading hospitals around the country. In 2019, the company was named to the inaugural Forbes list of “America’s Best-in-State Employers.”

Forward-looking Statements
Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by LHC Group’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and LHC Group undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in LHC Group’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well LHC Group’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

Contacts:
	LHCG Investor Relations	LHCG Media Relations
	Eric Elliott	Mark Willis
	(337) 233-1307	(337) 769-0673
	Eric.Elliott@LHCgroup.com	Mark.Willis@LHCgroup.com